AS FILED ELECTRONICALLY WITH
    THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1997
                                             Registration No. 333-
  =================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                    ASSOCIATES FIRST CAPITAL CORPORATION
           (Exact name of registrant as specified in its charter)

                                 Delaware
                     (State or other jurisdiction of
                     incorporation or organization)
                               06-0876639
                    (I.R.S. Employer Identification No.)
                         250 East Carpenter Freeway
                              Irving, Texas
                  (Address of principal executive offices)
                               75062-2729
                               (Zip Code)

                  ASSOCIATES FIRST CAPITAL CORPORATION
                   EMPLOYEE STOCK PURCHASE PLAN
                         (Full title of the Plan)

                           Timothy M. Hayes, Esq.
                    Associates First Capital Corporation
                         250 East Carpenter Freeway
                                Irving, Texas
                                  75062-2729
                                (972) 541-4000
                     (Name, address and telephone number,
                  including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

  --------------------------------------------------------------------
  TITLE OF SECURITIES   AMOUNT TO BE    PROPOSED       PROPOSED     AMOUNT OF
  TO BE REGISTERED      REGISTERED      MAXIMUM        MAXIMUM      REGISTRATION
                                        OFFERING       AGGREGATE    FEE
                                        PRICE          OFFERING
                                        PER SHARE<F1>  PRICE

  ---------------------------------------------------------------------

  Class A Common Stock   750,000        $43.25         $32,437,500     $11,186
  $.01 par value per     Shares
  share
  ---------------------------------------------------------------------

  <F1>Based upon the market price of the Class A Common Stock of the Company on January 6, 1997,
  in accordance with Rule 457(c) under the Securities Act of 1933.

                  ASSOCIATES FIRST CAPITAL CORPORATION
                     EMPLOYEE STOCK PURCHASE PLAN
                    ______________________


      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

       (a) The latest annual report of Associate First Capital Corporation (the "Company" or "Associates") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which contains, either directly or indirectly by incorporation by reference, certified financial statements for Associates' latest fiscal year for which such statements have been filed.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

        (c) The description of Associates Class A Common Stock contained in registration statement no. 333-817, as amended, filed by Associates under the Securities Act of 1933 (the "1933 Act").

  All documents subsequently filed by Associates pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities.

  The Associates Class A Common Stock is registered under Section 12(b) of the 1934 Act and thus, this section is not applicable.

Item 6.  Indemnification of Directors and Officers.

  Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

  In accordance with the Delaware Law, the Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

  Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities, the underwriters parties thereto have agreed to indemnify each officer and director of Associates and each person, if any, who controls Associates within the meaning of the 1933 Act, against certain liabilities, including liabilities under the 1933 Act.

  The directors and officers of the Company are covered by directors' and officers' insurance policies relating to Ford Motor Company and its subsidiaries.

  The Restated Certificate of Incorporation of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

Item 8. Exhibits.

Exhibit
Number
-------

   4      -   Restated Certificate of Incorporation of Associates First
              Capital Corporation (incorporated by reference to Exhibit
              3.1 of the Company's Form S-1 Registration No. 333-817 filed with the Commission on February 8, 1996).

  *23     -  Consent of Coopers & Lybrand L.L.P.

  *24     -  Powers of Attorney.
----------------
* Filed with this Registration Statement

Item 9. Undertakings.

   Item 9. Undertakings.

  (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 8th day of January, 1997.


                           ASSOCIATES FIRST CAPITAL CORPORATION

                           By: /s/ C. D. Longenecker
                              ---------------------------------
                              C. D. Longenecker
                              Title: Executive Vice President


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                 Title                                         Date
-----------------         ------------------------------------------

  KEITH W. HUGHES*        Chairman of the Board,
  (Keith W. Hughes)       Principal Executive Officer
                          and Director


  HAROLD D. MARSHALL*     Director
  (Harold D. Marshall)


                                                           January 8, 1997

  JOSEPH M. MCQUILLAN*     Director
  (Joseph M. McQuillan)

  J. Carter Bacot*         Director
  (J. Carter Bacot)

  John M. Devine*          Director
  (John M. Devine)

  Kenneth Whipple*         Director
  (Kenneth Whipple)

  H. James Toffey, Jr.*    Director
  (H. James Toffey, Jr.)

  ROY A. GUTHRIE*          Executive Vice President and
  (Roy A. Guthrie)         Principal Financial Officer

  Kevin P. Hegarty*        Senior Vice President and
  (Kevin P. Hegarty)       Principal Accounting Officer

---------------------

*By signing his name hereto, C. D. Longenecker signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.



By: /s/ C. D. LONGENECKER
     ____________________
     C. D. Longenecker
    (Attorney-in-Fact)

                         EXHIBIT INDEX


Exhibit
Number       Exhibit
-------      ---------------------------------------------------------


  4      -   Restated Certificate of Incorporation of Associates First
             Capital Corporation (incorporated by reference to Exhibit
             3.1 of the Company's Form S-1 Registration No. 333-817
             filed with the Commission on February 8, 1996).

  *23     -  Consent of Coopers & Lybrand L.L.P.

  *24     -  Powers of Attorney.


* Filed Herewith